Exhibit 99.1

Joint Filing Agreement

July 1, 2024

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Galperin Trust, Meliga No. 1 LP, and Volorama Stichting each hereby agree to the joint filing of this Statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the persons hereto, to which this Agreement relates.

This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.

Galperin Trust
By: Corpag Services (Switzerland) S.A.

/s/ Audrey van Zuilen
Name: Audrey van Zuilen
Title: Authorized signatory

Meliga No. 1 LP
By: Volorama Stichting, its general partner
/s/ Eduardo M. Sanguinetti
Name: Eduardo M. Sanguinetti
Title: Managing Director A

/s/ Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V.
Name: Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V.
Title: Managing Director B

By: Corpag Services (Switzerland) S.A., its limited partner

/s/ Audrey van Zuilen
Name: Audrey van Zuilen
Title: Authorized signatory

Volorama Stichting

/s/ Eduardo M. Sanguinetti
Name: Eduardo M. Sanguinetti
Title: Managing Director A

/s/ Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V.
Name: Annemarie van Munster on behalf of Corpag Services (Netherlands) B.V.
Title: Managing Director B